Exhibit 1.01

QORVO, INC.
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2022

INTRODUCTION
Qorvo, Inc. (herein referred to as the “Company”, “Qorvo”, “we”, “us”, or “our”) presents this Conflict Minerals Report (“CMR”) for the year ended December 31, 2022 (“Reporting Period”), pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This CMR should be read in conjunction with the definitions contained in the instructions to Form SD and related rules of the Securities and Exchange Commission (“SEC”). The SEC defines “conflict minerals” as columbite-tantalite (coltan), cassiterite, wolframite, gold, and their derivatives, which are limited to tantalum, tin, and tungsten (also referred to as “3TG”).
COMPANY DESCRIPTION
Qorvo (Nasdaq: QRVO) is a global leader in the development and commercialization of technologies and products for wireless, wired and power markets. In the second quarter of fiscal year 2023, the Company updated its organizational structure from two operating segments (Mobile Products and Infrastructure and Defense Products) to three operating segments (High Performance Analog (“HPA”), Connectivity and Sensors Group (“CSG”) and Advanced Cellular Group (“ACG”)). This change was made to more closely align technologies and applications with customers and end markets.
HPA is a leading global supplier of radio frequency (“RF”) and power solutions for automotive, defense and aerospace, cellular infrastructure, broadband and other markets.
CSG is a leading global supplier of connectivity and sensor solutions, with broad expertise spanning ultra-wideband (“UWB”), Matter®, Bluetooth® Low Energy, Zigbee®, Thread®, Wi-Fi®, cellular Internet of Things (“IoT”), microelectromechanical system (“MEMS”)-based sensors and bulk acoustic wave (“BAW”)-based sensors.
ACG is a leading global supplier of cellular RF solutions for smartphones, wearables, laptops, tablets and other devices.
Visit www.qorvo.com to learn how Qorvo connects the world.
OVERVIEW
Qorvo is committed to the responsible sourcing of minerals and strives to conduct activities that respect and support human rights throughout its global supply chain. We work extensively on the issue of conflict minerals and recognize that collaborative efforts among industry stakeholders are needed to identify and mitigate the potential risks associated with 3TG extraction in the Democratic Republic of the Congo or an adjoining country (collectively referred to as the “Covered Countries”). Qorvo is a member of the Responsible Minerals Initiative (“RMI”), where we actively participate on various RMI sub-teams and regularly collaborate with industry peers and other stakeholders to address 3TG related issues and promote responsible mineral sourcing.
Although most of our products contain conflict minerals, Qorvo does not directly source 3TG from mines or “mineral processors” (herein referred to as “smelters and refiners” or “SORs”). Instead, we source components and materials from suppliers, who source their components and materials from sub-tier suppliers. Qorvo is far removed from the mine sites and SORs in its global supply chain, and is therefore considered a “downstream” company, as described by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence

Guidance”). Due to our position in the supply chain, we rely on our suppliers to provide information on the conflict minerals necessary to the functionality and production of Qorvo products, and we collaborate with industry peers and other stakeholders to meet our responsible mineral goals and customer expectations. Suppliers are requested to assist in our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts, which include identifying the smelters and refiners who process the conflict minerals used in components and/or materials supplied to Qorvo.
For the Reporting Period, in accordance with Rule 13p-1, we conducted a good faith RCOI to determine if any of the conflict minerals used in our products originated in the Covered Countries, or from recycled or scrap sources. As a result of this effort, we determined that some of the 3TG used in our products may have originated in the Covered Countries. Therefore, we have exercised due diligence to determine the source of these conflict minerals, as described in this CMR below.
Upon the exercise of our due diligence – which is subject to and limited by our ability to obtain reliable information for the conflict minerals used in our products – we have not identified any occurrence where our 3TG sourcing has directly or indirectly financed or benefited armed groups in the Covered Countries.
REASONABLE COUNTRY OF ORIGIN INQUIRY
For the year ended December 31, 2022, Qorvo’s RCOI process began with identifying our “relevant suppliers” – direct suppliers who supply Qorvo with components and/or materials containing 3TG – and surveying those suppliers with the RMI developed Conflict Minerals Reporting Template (“CMRT”). This survey requested relevant suppliers to identify the smelters and refiners used to process the 3TG contained in the components and/or materials supplied to Qorvo. We evaluated supplier responses for completeness, accuracy, and degree of potential supply chain risk, and engaged with those suppliers whose CMRTs we identified to contain potential risks and/or incomplete or inaccurate data. We also reviewed the smelters and refiners identified by our suppliers against the lists of processing facilities that are validated as conformant to a third-party audit program, such as the RMI’s Responsible Minerals Assurance Process (“RMAP”), London Bullion Market Association (“LBMA”) Responsible Gold Program, or the Responsible Jewellery Council (“RJC”) Chain-of-Custody Certification. To the extent reasonably possible, we determined country of origin information for the SORs identified by our suppliers from sources including supplier CMRT responses, third-party audit programs, and publicly available resources such as smelter and refiner websites, if we determined such publicly available information to be reliable.
Results of RCOI
Qorvo conducted a 3TG survey of 231 suppliers for the Reporting Period.
As of April 1, 2023, the results of our RCOI were as follows:
•99% of relevant suppliers provided a CMRT response to our 3TG survey request.
•Relevant suppliers identified 328 “eligible” SORs which may process the conflict minerals contained in components and/or materials supplied to Qorvo.
•We know or have reason to believe that some of the 3TG processed by at least 41 of the 328 SORs may have originated in the Covered Countries and not solely from recycled or scrap sources.
We had one supplier that did not provide a response to our 3TG survey for the Reporting Period, and 11 suppliers that have not yet identified all the SORs supplying 3TG to their supply chain. Due to these limitations in our sourcing data, we were unable to determine the origin of all the conflict minerals used in our products for the Reporting Period. Qorvo’s due diligence with these suppliers is ongoing and we continue to work our escalation process to drive improvements in their responses.

DUE DILIGENCE DESIGN
Qorvo’s responsible minerals program includes due diligence measures for the use of 3TG in its global supply chain and is designed to conform with the OECD Due Diligence Guidance as it relates to our position in the supply chain as a “downstream” company.
DUE DILIGENCE MEASURES PERFORMED
In alignment with the OECD’s five-step framework for risk-based due diligence, Qorvo performed the following activities to exercise due diligence on the sources of 3TG used in our products for the Reporting Period.
(1) Establish Strong Company Management Systems
•Maintained a policy for responsible minerals sourcing, which includes Qorvo’s commitment to use responsibly sourced 3TG from the Covered Countries. This Policy is made publicly available on our website at https://www.qorvo.com/about-us/corporate-social-responsibility/our-program. The content of any website referred to in this report is included for general information only and is not incorporated by reference in this report.
•Maintained an internal team led by Qorvo’s Environmental, Social and Governance team to implement our responsible minerals program, ensure relevant suppliers are made aware of Qorvo’s policy and expectations for responsible minerals sourcing, and regularly communicate on the status of Qorvo’s responsible minerals due diligence efforts to senior management and other relevant Qorvo employees.
•Maintained a process to achieve control and transparency over our 3TG supply chain, which utilizes the CMRT and supplier engagement to identify the SORs used in Qorvo’s supply chain, and to obtain the 3TG information necessary to meet legal and customer reporting requirements.
•Communicated our Responsible Minerals Policy, expectations and requirements to relevant suppliers using multiple channels, including Qorvo’s responsible minerals database, supplier document portal, and external website. Specific requirements related to conflict minerals are also included in Qorvo’s standard Purchase Order Terms and Conditions, which are available on our website at https://www.qorvo.com/support/supplier-resources.
•Maintained a whistleblower policy and our existing grievance mechanism to provide open and effective channels of communication, where employees and other parties can submit concerns regarding ethical issues, or any grievance related to Qorvo policies and procedures. Our whistleblower policy and grievance channel can be accessed from Qorvo’s Corporate, Social and Environmental Responsibility web page at https://www.qorvo.com/about-us/corporate-social-responsibility.
•Monitored the RMI’s Minerals Grievance Platform, and RMI sub-team discussions for 3TG related issues that could be applicable to Qorvo’s supply chain: https://www.responsiblemineralsinitiative.org/rmap/grievance-mechanism.
(2) Identify and Assess Risks in the Supply Chain
•Strengthened our process and related documentation for identifying relevant 3TG suppliers for the Reporting Period.
•Conducted bi-annual surveys or “CMRT campaigns” of our relevant suppliers to identify our 3TG sourcing information, including the smelters and refiners that processed the conflict minerals used in Qorvo products for the Reporting Period, and the country-of-origin information for those conflict minerals.
•Maintained a database and process to track communications with relevant suppliers, analyze the CMRTs provided by relevant suppliers, aggregate supplier CMRT data for Qorvo reporting, and follow-up with suppliers whose CMRTs we identified to contain potential supply chain risks and/or incomplete or inaccurate data.
•Reviewed the SOR data provided by our suppliers against the list of processing facilities that have received a “conformant” designation from an independent third-party audit program (herein referred to as “conformant” SORs).
•Compared the conformant SORs reported by our suppliers to the RMI’s sourcing data, which is provided as a benefit of our RMI membership, to conduct our RCOI.
(3) Design and Implement a Strategy to Respond to Identified Risks
•Maintained a supplier monitoring procedure, which is designed to identify and mitigate potential risks presented by relevant suppliers not meeting our expectations for the responsible sourcing of conflict minerals.
•Contacted suppliers whose CMRT contained incomplete or potentially inaccurate information to request additional clarification to ensure accuracy of the 3TG data reported.
•Provided resources to relevant suppliers to increase awareness of Qorvo’s expectations and requirements for responsible mineral sourcing and to reduce the risk of inaccurate information received from our suppliers.
•Monitored potential supply chain risks related to relevant suppliers and their 3TG sourcing data in our responsible minerals database.
•Performed mitigation efforts with relevant suppliers identified as not meeting Qorvo’s requirements to help bring them into compliance.
•Contacted a portion of SORs identified in our supply chain to encourage their participation in the RMAP.
•Provided progress updates to senior management summarizing the 3TG data received from our suppliers during Qorvo’s bi-annual CMRT campaigns, and if necessary, the status of any ongoing mitigation efforts.
(4) Support Independent Third-Party Audits of SOR Due Diligence
•Utilized the due diligence conducted by programs such as the RMI, LBMA and RJC to coordinate third-party audits of global 3TG processors and validate their responsible sourcing practices.
•Maintained our membership and participation in the RMI, where we were able to contribute to the organization’s ongoing work in identifying and assessing the sourcing practices of mineral processing facilities. Qorvo leads the RMI’s Smelter Data Management team, which maintains the research data gathered and reported on 3TG processing facilities. We also participate on teams that determine if facilities meet the RMI’s definition of a smelter or refiner, encourage SORs to participate in the RMAP, manage the development of the CMRT form, and develop guidance and best practices for supply chain due diligence. The data on which we relied for certain statements in this CMR was obtained through our membership in the RMI, using the RCOI report for Qorvo (Member Code: QRVO).
(5) Report on Supply Chain Due Diligence
•Communicated the results of our RCOI and due diligence for the Reporting Period through Qorvo’s Form SD and CMR, which are filed annually with the SEC and available on our website at: https://ir.qorvo.com/node/5876.
•Communicated on our responsible minerals program in our FY22 Sustainability Report, available on Qorvo’s website.
•Obtained an independent private sector audit of applicable sections in our CMR for calendar years 2016-2021. Each such audit found that: (i) the design of the Company’s due diligence framework for the applicable reporting period, as set forth in the applicable CMR, was in conformity with, in all material respects, the OECD Due Diligence Guidance; and (ii) the Company’s description of the due diligence measures it performed as set forth in the applicable CMR was consistent with the due diligence process that the Company undertook. After review and consultation with Qorvo management and other stakeholders, we determined that a reduced frequency of private sector audits would continue to meet stakeholder objectives.
DUE DILIGENCE RESULTS
Inherent Limitation on Due Diligence Measures Taken
The due diligence measures listed above can only provide reasonable, not absolute, assurance regarding the origin of the conflict minerals used in our products. Our due diligence process is based on obtaining accurate 3TG information from our relevant suppliers and those suppliers obtaining similar information from their supply chains to identify the original sources of the 3TG used in our products. As we do not directly purchase from any SORs – nor do the majority of our suppliers – we have very little influence over SOR sourcing. We rely, to a large extent, on the information provided by independent third-party audit programs. Such sources of information may contain incomplete or inaccurate data and may be subject to fraud.
Smelter and Refiner Due Diligence Results
We rely on the good faith efforts of our relevant suppliers to provide us with reasonable representations of the smelters and refiners used to process the 3TG contained in our products for the Reporting Period. However, many of our suppliers provided survey responses representing their supply chains at the company level or included 3TG data for components and/or materials beyond those that were supplied to Qorvo. As a result, the list of processing facilities disclosed in Table 2 below likely contains more facilities than those that were actually used to process the conflict minerals contained in our products.
For the Reporting Period, our suppliers identified 385 facilities as potential sources of the 3TG believed to be in Qorvo’s supply chain. We conducted due diligence on these reported facilities, including whether they are actual smelters or refiners (according to the definitions used by the RMI); whether they are currently operational; and whether they are conformant to a third-party audit program such as the RMAP, LBMA or RJC.
Of the 385 potential SORs identified by our suppliers, 57 were subsequently found to be ineligible for the RMAP as they were either inoperative or did not meet the RMI’s definition of a 3TG smelter or refiner. These facilities are not included in this report as “processing facilities” and are not included in the sections below.
Processing Facilities (“SORS”) Identified for the Reporting Period
The use of the terms “smelters and refiners” and “processing facilities” throughout this CMR refers to 3TG entities that 1) were reported in a supplier’s CMRT for the Reporting Period; 2) determined to meet the RMI’s definition of a smelter or refiner; and 3) determined to be operational in 2022. In some cases, our suppliers reported facilities that Qorvo believes are not currently eligible to participate in a third-party audit program. These facilities are not included in the data below. However, we continue to conduct due diligence on such entities and work with our relevant suppliers to improve the quality of the 3TG data reported to Qorvo.

Figure 1: RMAP Participation Status of Identified SORs by Reporting Year
For the purposes of this CMR, participation status is defined in the following manner:
•Conformant – SOR has been validated by a third-party audit and found to be conformant to relevant audit protocols including the RMAP, LBMA or RJC.
•Active – SOR is engaged and participating in a third-party audit program but has not yet completed the audit.
•Non-Participating – SOR has not yet committed to third-party verification of their responsible mineral sourcing processes.
Figure 2: RMAP Participation Status* by Metal for the Reporting Period
*Data is based on smelter participation status as of March 29, 2023.

Table 1: Identified SORs with Covered Country Sourcing*
All smelters and refiners that we know or have reason to believe may source from the Covered Countries are conformant to a third-party audit program as of March 31, 2023.

Mineral	Total SORs Identified	Believed to Source from the Covered Countries	Percentage
Tantalum	33	20	61%
Tin	82	7	9%
Tungsten	38	10	26%
Gold	175	4	2%
Total	328	41	13%
*Data is based on the RMI’s RCOI report from March 31, 2023.
Table 2: List of Identified SORs in Qorvo’s Supply Chain as of April 1, 2023

Mineral	Smelter Name	Smelter ID	Smelter Location
Tantalum	AMG Brasil	CID001076	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	KEMET de Mexico	CID002539	MEXICO
Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL

Mineral	Smelter Name	Smelter ID	Smelter Location
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND
Tantalum	TANIOBIS GmbH	CID002545	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIETNAM
Tin	Aurubis Beerse	CID002773	BELGIUM
Tin	Aurubis Berango	CID002774	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL
Tin	CRM Synergies	CID003524	SPAIN
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA
Tin	Dowa	CID000402	JAPAN
Tin	DS Myanmar	CID003831	MYANMAR
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	CID002572	VIETNAM
Tin	EM Vinto	CID000438	BOLIVIA
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA

Mineral	Smelter Name	Smelter ID	Smelter Location
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	Luna Smelter, Ltd.	CID003387	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA
Tin	Pongpipat Company Limited	CID003208	MYANMAR
Tin	Precious Minerals and Smelting Limited	CID003409	INDIA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA

Mineral	Smelter Name	Smelter ID	Smelter Location
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA
Tin	PT Rajehan Ariq	CID002593	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Timah Nusantara	CID001486	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	Super Ligas	CID002756	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIETNAM
Tin	VQB Mineral and Trading Group JSC	CID002015	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIETNAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL

Mineral	Smelter Name	Smelter ID	Smelter Location
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Masan High-Tech Materials	CID002543	VIETNAM
Tungsten	Moliren Ltd.	CID002845	RUSSIA
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Gold	8853 S.p.A.	CID002763	ITALY

Mineral	Smelter Name	Smelter ID	Smelter Location
Gold	ABC Refinery Pty Ltd.	CID002920	AUSTRALIA
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	African Gold Refinery	CID003185	UGANDA
Gold	Agosi AG	CID000035	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
Gold	Albino Mountinho Lda.	CID002760	PORTUGAL
Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	CID003461	INDIA
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	C.I Metales Procesados Industriales SAS	CID003421	COLOMBIA
Gold	Caridad	CID000180	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	CID003382	INDIA
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Chugai Mining	CID000264	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY

Mineral	Smelter Name	Smelter ID	Smelter Location
Gold	Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CID003663	CHINA
Gold	Dowa	CID000401	JAPAN
Gold	DSC (Do Sung Corporation)	CID000359	SOUTH KOREA
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Gold	Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Gold	Gold by Gold Colombia	CID003641	COLOMBIA
Gold	Gold Coast Refinery	CID003186	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA
Gold	HwaSeong CJ CO., LTD.	CID000778	SOUTH KOREA
Gold	Industrial Refining Company	CID002587	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN

Mineral	Smelter Name	Smelter ID	Smelter Location
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Italpreziosi	CID002765	ITALY
Gold	JALAN & Company	CID002893	INDIA
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIA
Gold	JSC Novosibirsk Refinery	CID000493	RUSSIA
Gold	JSC Uralelectromed	CID000929	RUSSIA
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	K.A. Rasmussen	CID003497	NORWAY
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Korea Zinc Co., Ltd.	CID002605	SOUTH KOREA
Gold	Kundan Care Products Ltd.	CID003463	INDIA
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIA
Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	LS-NIKKO Copper Inc.	CID001078	SOUTH KOREA
Gold	LT Metal Ltd.	CID000689	SOUTH KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Marsam Metals	CID002606	BRAZIL
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	MD Overseas	CID003548	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA
Gold	Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA

Mineral	Smelter Name	Smelter ID	Smelter Location
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MKS PAMP SA	CID001352	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	NH Recytech Company	CID003189	SOUTH KOREA
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIA
Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIA
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	QG Refining, LLC	CID003324	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SAAMP	CID002761	FRANCE
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA

Mineral	Smelter Name	Smelter ID	Smelter Location
Gold	Safimet S.p.A	CID002973	ITALY
Gold	SAFINA A.S.	CID002290	CZECHIA
Gold	Sai Refinery	CID002853	INDIA
Gold	Samduck Precious Metals	CID001555	SOUTH KOREA
Gold	Samwon Metals Corp.	CID001562	SOUTH KOREA
Gold	Sancus ZFS (L?Orfebre, SA)	CID003529	COLOMBIA
Gold	Sellem Industries Ltd.	CID003540	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA
Gold	Shirpur Gold Refinery Ltd.	CID002588	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIA
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sovereign Metals	CID003383	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	SungEel HiMetal Co., Ltd.	CID002918	SOUTH KOREA
Gold	Super Dragon Technology Co., Ltd.	CID001810	TAIWAN
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Torecom	CID001955	SOUTH KOREA
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM

Mineral	Smelter Name	Smelter ID	Smelter Location
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	WEEEREFINING	CID003615	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA

Table 3: Potential Countries of Origin for SORs Identified for the Reporting Period
Below is a list of the countries from which the 3TG used in Qorvo’s products may have originated based on the RMI’s RCOI report dated March 31, 2023*.

Argentina	Guinea	Philippines
Australia	Guyana	Portugal
Austria	Honduras	Russia
Azerbaijan	India	Rwanda**
Benin	Indonesia	Saudi Arabia
Bolivia	Japan	Senegal
Botswana	Kazakhstan	Serbia
Brazil	Kenya	South Africa
Burkina Faso	Kyrgyzstan	South Korea
Burundi**	Laos	Spain
Cambodia	Liberia	Sudan**
Canada	Malaysia	Suriname
Chile	Mali	Swaziland
China	Mauritania	Sweden
Colombia	Mexico	Taiwan
Côte d'Ivoire	Mongolia	Tanzania**
Democratic Republic of the Congo**	Morocco	Thailand
Dominican Republic	Mozambique	Turkey
Ecuador	Myanmar	Uganda**
Egypt	Namibia	United Kingdom
Eritrea	New Zealand	United States of America
Fiji	Nicaragua	Uzbekistan
Finland	Niger	Venezuela***
France	Nigeria	Vietnam
French Guiana	Oman	Zambia**
Georgia	Panama	Zimbabwe
Ghana	Papua New Guinea
Guatemala	Peru
*RMI provides member companies with an aggregated list of potential countries of origin for all conformant SORs. This list may include countries that are not actual sources of the 3TG used in Qorvo’s products for the Reporting Period.
**Covered Countries
***Minerals from this location were substantially transformed before being incorporated into finished products. Such a substantial transformation of the minerals occurred outside of the United States in a third country by a person other than a United States person.

2023 PLANNED IMPROVEMENTS
Qorvo is committed to the responsible sourcing of 3TG and will continue to advance the implementation of its responsible mineral program with relevant suppliers.
For the 2023 reporting period, we plan to:
•Continue working with suppliers who may provide incomplete or inaccurate sourcing information and drive them towards 100% identification of the SORs in their supply chain.
•Continue encouraging smelters and refiners to participate in a third-party responsible sourcing audit, such as the RMAP.
Forward Looking Statements
This Conflict Minerals Report contains forward-looking statements, including statements regarding our due diligence planned improvements, and other statements preceded by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “goal,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “reasonably,” “should,” “thinks,” “will” or the negative of these terms or other comparable terminology, and include, among others, our planned improvements. These statements are only predictions or our current intentions. We do not guarantee future activities, performance or achievements, which could be affected by, among other things, changes in Rule 13p-1, interpretations of Rule 13p-1, international due diligence frameworks, law, our internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. We do not intend to update any of the forward-looking statements after the date of this Conflict Minerals Report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.